SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	July 25, 2013

Exact Name of Registrant as
Specified in Its Charter:	CALAMP CORP.

DELAWARE	0-12182	95-3647070
State or Other Jurisdiction of	Commission	I.R.S. Employer
Incorporation or Organization	File Number	Identification No.

Address of Principal Executive Offices:	1401 N. Rice Avenue
Oxnard, CA 93030

Registrant's Telephone Number, Including
Area Code:	(805) 987-9000

Former Name or Former Address,
if Changed Since Last Report:	Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

     The Company’s 2013 Annual Meeting of Stockholders (the “Annual Meeting”) was held on July 25, 2013. As of the record date for the Annual Meeting, June 5, 2013, there were 35,123,602 shares of common stock issued, outstanding and entitled to vote at the Annual Meeting, of which 29,684,679 shares were present in person or by proxy.

     At the Annual Meeting, six directors stood for reelection to a one year term expiring at the fiscal 2014 Annual Meeting. All six of the director nominees were reelected under the Registrant’s plurality voting method. The results of the election of directors are summarized as follows:

			Broker
	For	Withheld	Non-Votes
Frank Perna, Jr.	20,955,775	669,115	8,059,789
Kimberly Alexy	21,010,568	614,322	8,059,789
Michael Burdiek	21,227,223	397,667	8,059,789
A.J. "Bert" Moyer	18,169,737	3,455,153	8,059,789
Thomas Pardun	19,084,574	2,540,316	8,059,789
Larry Wolfe	21,011,513	613,377	8,059,789

     In addition to the election of directors, the results of voting on other matters at the 2013 Annual Meeting are summarized as follows:

				Broker
Proposal 2:	For	Against	Abstain	Non-Votes
Advisory vote on executive
compensation (“say on pay”)	20,508,117	394,788	721,985	8,059,789

				Broker
Proposal 3:	For	Against	Abstain	Non-Votes
Ratification of SingerLewak
as the Company’s independent
auditing firm for fiscal 2014	29,367,933	209,265	107,481	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

CALAMP CORP.

July 26, 2013	By: /s/ Richard Vitelle
Date	Richard Vitelle,
Executive Vice President & CFO
(Principal Financial Officer)